Exhibit 99.1

CONTACT:	Alisa Rosenberg (914) 640-5214

FOR IMMEDIATE RELEASE

October 21, 2004

STARWOOD REPORTS THIRD QUARTER 2004 RESULTS

WHITE PLAINS, NY, October 21, 2004 — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT):

Third Quarter 2004 Highlights:

•	EPS from continuing operations for the third quarter of 2004 was $0.49 compared to $0.23 in the third quarter of 2003. Excluding special items, EPS from continuing operations was $0.40 for the third quarter of 2004 compared to $0.24 in the third quarter of 2003.

•	REVPAR at Same-Store Owned Hotels worldwide and in North America increased 12.3% and 12.1%, respectively, when compared to the third quarter of 2003. ADR increased 8.0% and 8.5% worldwide and in North America, respectively.

•	Globally, for Same-Store Owned Hotels, Sheraton REVPAR grew (+16.1%), followed by St. Regis/Luxury Collection (+14.2%), Westin (+7.6%), and W Hotels (+6.8%), with each of these brands experiencing both ADR and occupancy gains.

•	Management and franchise fees in the quarter increased approximately 18.1% when compared to 2003.

•	Starwood Vacation Ownership revenues, which exclude gains on sales of notes receivable, increased 36% as contract sales, excluding the fractional sales at the St. Regis Aspen, were up 30.6% when compared to 2003.

•	Net income for the third quarter of 2004 was $107 million compared to $48 million in the third quarter of 2003. Total Company Adjusted EBITDA increased 25% to $291 million when compared to $233 million in 2003.

•	Margins at Starwood branded Same-Store Owned Hotels in North America improved 312 basis points when compared to the third quarter of 2003.

•	According to Smith Travel Research total Company system-wide market share increased 160 basis points when compared to 2003.

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the third quarter of 2004 of $0.49 compared to $0.23 in the third quarter of 2003. Excluding special items, which primarily relate to a $37 million (pre-tax) reversal of a reserve as a result of the favorable outcome of a litigation matter, EPS from continuing operations was $0.40 for the third quarter of 2004 compared to $0.24 in the third quarter of 2003. Income from continuing operations was $105 million in the third quarter of 2004 compared to $47 million in 2003. Excluding special items, income from continuing operations was $85 million for the third quarter of 2004 compared to $49 million in 2003. Net income (after discontinued operations) was $107 million and EPS was $0.50 in the third quarter of 2004 compared to $48 million and EPS of $0.23 in the third quarter of 2003. Selling, general, administrative and other in the third quarter of 2004 includes cost of sales from our new Bliss spa and beauty products business (the revenue from this business is included in management fees, franchise fees and other income). The effective tax rate for the third quarter of 2004 was 19.5%.

Barry S. Sternlicht, Executive Chairman, said: “I am pleased with our industry leading results in the quarter, particularly at the property margin level and the 8.5% gain in average rates in North America. For the fourth quarter in a row, we are delighted to be able to raise our EBITDA and earnings guidance for the year once again. The travel markets, both group and transient, remain strong. We remain optimistic. On the strength of our six brands, our global development pipeline is gaining momentum. Starwood Vacation Ownership is producing superior results. Europe and Latin America are beginning to join Asia in the global rebound. Based on our confidence in this year and next, we repurchased significant stock in the quarter bringing total repurchases to $230 million year-to-date and through careful capital spending, were still able to pay down our debt at the same time. Our company’s balance sheet is in its best shape ever.”

“Entering 2005, our prospects remain bright, particularly given that several material one time costs absorbed in 2004 are unlikely to be repeated. Most importantly, I am excited by the arrival of our new CEO, Steve Heyer, who will take our great company to new places as he builds our team and our brands.”

Steven J. Heyer, CEO, said “Clearly our brands, bolstered by our innovation leadership, have captured the imagination and loyalty of travelers around the globe. Two years of uninterrupted share gains are a tribute to Barry’s leadership and our associate’s dedication to excellence. And after just a short period of time here, I already see an excitement level and a passion for creating even greater shareholder value and marketplace strength. I look forward to working with Barry and the team to take our game to the next level.”

Operating Results:

Third Quarter Ended September 30, 2004

Cash flow from operations was $195 million compared to $289 million in 2003. The decrease primarily relates to the increase in restricted cash from pre-sales of vacation ownership interests. Total Company Adjusted EBITDA was $291 million compared to $233 million in 2003.

Owned, Leased and Consolidated Joint Venture Hotels

REVPAR for Same-Store Owned Hotels worldwide and in North America increased 12.3% and 12.1%, respectively, when compared to 2003. REVPAR at Same-Store Owned Hotels in North America increased 17.3% at Sheraton, 10.2% at St. Regis/Luxury Collection, 6.8% at W, and 6.7% at Westin. REVPAR growth was particularly strong at the Company’s owned hotels in New York, Boston and Toronto. REVPAR was weaker at owned hotels in New Orleans and Indianapolis. Revenue from transient travel was up 10.5% in North America when compared to 2003. Internationally, Same-Store Owned Hotel REVPAR increased 12.8%, with Latin America up 16.8%, Asia Pacific up 15.2%, and Europe up 11.5%. Excluding the favorable effects of foreign exchange, REVPAR increased 5.4% internationally.

Total revenues at Same-Store Owned Hotels worldwide increased 10.6% to $792 million when compared to $716 million in 2003 while costs and expenses at these hotels increased 7.1% to $603 million in 2004 compared to $563 million in 2003. Total revenues at Same-Store Owned Hotels in North America increased 10.4% to $567 million in 2004 when compared to $513 million in 2003 while costs and expenses at these hotels increased 6.1% to $436 million when compared to $411 million in 2003, resulting in significantly increased margins of approximately 312 basis points.

System-wide REVPAR; Management/Franchise Fees

System-wide (owned, managed and franchised) branded REVPAR for Same-Store Hotels in North America increased 10.5%: Westin 12.0%, Sheraton 11.3%, W Hotels 6.4%, St. Regis/Luxury Collection 5.2%, and Four Points by Sheraton 5.1%. For the eighth quarter in a row, total Company market share in North America increased for the Company’s owned and managed hotels as well as for system-wide hotels. Total management and franchise fees were $82 million, up $13 million, or 18%, from last year. Base management fees (including license fees) increased approximately 19% due to the strong top-line growth.

Starwood Vacation Ownership

Vacation ownership revenue, which excludes gains on sales of notes receivable, was up $46 million, or 36% to $175 million in the third quarter of 2004 when compared to 2003 primarily due to sales at our resorts in Aspen, Maui, Orlando and Scottsdale. Contract sales, excluding fractional sales at the St. Regis Aspen, were up 30.6%. The average price per timeshare unit sold increased approximately 7.9% to $20,049, and the number of contracts signed increased approximately 21.0% in the third quarter of 2004 when compared to 2003. In May 2004, the Company began selling fractional units at the St. Regis in Aspen, Colorado. The Company is in the process of converting 98 guest rooms at this hotel into 25 fractional units, which will be sold in four week intervals, and 20 new hotel rooms. The fractional project is expected to be completed towards the end of 2004. During the third quarter of 2004, the Company sold $25 million of notes receivable and recognized a gain on sale of $3 million. During the third quarter of 2003, the Company did not have any sales of vacation ownership receivables. New development planning continues for the owned Sheraton Kauai, the owned land at the Princeville resort in Kauai, the owned Sheraton Cancun, as well as other Mexico properties, and a second phase at the Westin Mission Hills Resort.

Brand Development/Unit Growth

During the third quarter, the Company signed 17 full service hotel management and franchise contracts (representing approximately 4,900 rooms), including W Hong Kong (383 rooms), Sheraton Phoenix Convention Center (1,000 rooms), Sheraton Sharonville (256 rooms), the Westin Lombard (500 rooms), Sheraton Changsha (330 rooms), and opened 5 new hotels and resorts, including W Seoul Walkerhill (Seoul, South Korea, 253 rooms), and the Aladdin Resort & Casino (Las Vegas, Nevada, 2,567 rooms). The Company had approximately 150 full service hotels and approximately 38,000 rooms in its active global development pipeline at September 30, 2004, with roughly one half of that number in international locations. Additionally, plans are underway to develop eight new Bliss spas in W hotels, with the first new Bliss spa opening at the W New York (20,000 square feet) in December 2004 and our first Remede spa at the St. Regis in Aspen.

Results for the Nine Months Ended September 30, 2004:

EPS from continuing operations for the nine months ended September 30, 2004 was $1.21 compared to $0.08 in the same period of 2003. Excluding special items, EPS from continuing operations was $1.05 in 2004 compared to $0.43 in 2003. Income from continuing operations was $258 million in 2004 compared to $17 million in 2003. Excluding special items, income from the continuing operations was $225 million in 2004 compared to $89 million in 2003. Net income (after discontinued operations) was $295 million and EPS was $1.38 in 2004 compared to $222 million and $1.08 in 2003.

Cash flow from operations for the nine months ended September 30, 2004 was $377 million compared to $511 million in the same period of 2003. The decrease primarily relates to the increase in restricted cash from pre-sales of vacation ownership interests. Total Company Adjusted EBITDA for the nine months ended September 30, 2004 was $823 million compared to $667 million in the same period in 2003.

Capital:

Gross capital spending during the quarter included approximately $54 million in renovations of hotel assets including construction capital at the St. Regis in Aspen, Colorado, the Boston Park Plaza, and the Sheraton Hotel and Towers in New York. Investment spending on VOI capital assets (primarily inventory build) was $48 million, including VOI construction at Westin Ka’anapali Ocean Resort Villas in Maui, Hawaii and at Westin Mission Hills Resort in Rancho Mirage, California and construction of fractional units at The St. Regis in Aspen, Colorado. Additionally during the quarter, further investment spending of $55 million included the ongoing development of the St. Regis Museum Tower in San Francisco (260 hotel rooms and 102 condominium units) and the investment in the Aladdin Resort & Casino (2,500 rooms, to be converted to the Planet Hollywood Resort & Casino, a Sheraton hotel). To date, the Company has invested $200 million in the St. Regis Museum Tower Project, which is expected to open in mid-

2005. The Company expects to realize gross proceeds of approximately $200 million from the sale of the project’s condominiums. The Company began taking reservations for the condominiums in September 2004 and expects to close on these sales in the fourth quarter of 2004.

Share Repurchase:

For the quarter ended September 30, 2004, the Company repurchased 3,382,100 shares at a total cost of approximately $146.0 million (an average cost of $43.14 per share). In the nine months ended September 30, 2004, the Company repurchased 5,543,683 shares at a total cost of approximately $232.0 million (an average cost of $41.82 per share). At September 30, 2004, approximately $374 million remained available under the Company’s Board authorized share repurchase program, and Starwood had approximately 208 million shares outstanding (including partnership units and exchangeable preferred shares).

Balance Sheet:

At September 30, 2004, the Company had total debt of $4.501 billion and cash and cash equivalents (including total restricted cash) of $528 million, or net debt of $3.973 billion, compared to net debt of $4.037 billion at the end of the second quarter of 2004. In addition, the Company has an approximate $200 million investment in the senior debt of Le Meridien hotels.

At September 30, 2004, debt was approximately 76% fixed rate and 24% floating rate and its weighted average maturity was 5.1 years with a weighted average interest rate of 5.67%. The Company had cash (including total restricted cash) and availability under domestic and international revolving credit facilities of approximately $1.482 billion.

In August 2004, the Company completed a $300 million addition to the term loan under its existing Senior Credit Facility. The facility now consists of a $1.0 billion revolving loan and a $600 million term loan, each maturing in 2006 with a one year extension option and a current interest rate of LIBOR plus 1.25%. The proceeds were used to repay a portion of the existing revolving credit facility and for general corporate purposes. Over the next twelve months the Company has approximately $243 million of debt maturing.

Outlook:

All comments in the following paragraphs and certain comments in this release above are deemed to be forward-looking statements. These statements reflect expectations of the Company’s performance given its current base of assets and its current understanding of external economic and geo-political environments. Actual results may differ materially.

For the fourth quarter of 2004, if REVPAR at Same-Store Owned Hotels in North America is up 8% — 10% versus the same period a year ago:

•	Adjusted EBITDA would be expected to be approximately $307 million.

•	Net income would be expected to be approximately $92 million.

•	EPS would be expected to be approximately $0.43.

For the full year 2004, if REVPAR at Same-Store Owned Hotels in North America increases approximately 11% — 12% versus the full year 2003:

•	Full year revenues, including other revenues from managed and franchised properties, would be expected to be approximately $5.3 billion.

•	Full year Adjusted EBITDA would be expected to increase approximately 23.2% to approximately $1.130 billion, when compared to 2003 Adjusted EBITDA of $917 million, after adjusting for the sale of 20 hotels in 2003.

•	Full year income from continuing operations before special items would be expected to be approximately $317 million. Full year EPS from continuing operations before special items would be expected to be approximately $1.48 at a 17% effective tax rate, which assumes an annual dividend of $0.84 per Share (payable in January 2005).

•	Full year capital expenditures (excluding timeshare inventory) would be approximately $500 million, including approximately $100 million for the St. Regis San Francisco multi-use project under construction, $175 million for other growth initiatives and $225 million for maintenance capital. Additionally, net capital expenditures for timeshare inventory would be approximately $50 million focusing on projects in Aspen, Maui, Scottsdale and Orlando.

•	For the full year the Company expects cash interest expense of approximately $280 million and cash taxes of approximately $20 million.

For the full year 2005, excluding the effects of the proposed Share-Based Payment amendment to FASB Statement No. 123, if REVPAR at Same-Store Owned Hotels in North America increases approximately 6% — 8% versus the full year 2004:

•	Full year Adjusted EBITDA would be expected to increase approximately 15.0% to approximately $1.3 billion (which does not include interest income from the Le Meridien investment), when compared to 2004 Adjusted EBITDA of $1.130 billion.

•	Full year income from continuing operations would be expected to be approximately $390 million at a 26% effective tax rate, which assumes an annual dividend of $0.84 per Share (payable in January 2006), when compared to 2004 income from continuing operations before special items of approximately $317 million at a 17% effective tax rate.

•	Full year EPS would be expected to increase approximately 23% to $1.82 when compared to 2004 EPS from continuing operations before special items of $1.48.

Special Items:

The Company recorded net credits of $20 million (after-tax) for special items in the third quarter of 2004 compared to $2 million of net charges (after-tax) in the same period of 2003.

Special items in the third quarter of 2004 primarily relate to the reversal of a reserve due to a favorable judgment in a litigation matter.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operations after special items (in millions, except per share data):

Three Months Ended			Nine Months Ended
September 30,			September 30,
2004	2003		2004	2003
$85	$49	Income from continuing operations before special items	$225	$89

$0.40	$0.24	EPS before special items	$1.05	$0.43

		Special Items:
37	1	Restructuring and other special credits, net (a)	37	1
—	(3)	Adjustment to costs associated with construction remediation (b)	4	(3)
(4)	(3)	Loss on asset dispositions and impairments, net(c)	(8)	(179)

33	(5)	Total special items – pre-tax	33	(181)
(13)	3	Income tax benefit (expense) for special items(d)	(12)	81
—	—	Favorable settlement of tax matters(e)	12	28

20	(2)	Total special items – after-tax	33	(72)

$105	$47	Income from continuing operations	$258	$17

$0.49	$0.23	EPS including special items	$1.21	$0.08

(a)	During the three and nine months ended September 30, 2004, the Company reversed a $37 million reserve previously recorded through restructuring and other special charges due to a favorable judgment in a litigation matter. During the three and nine months ended September 30, 2003, the Company collected receivables which were previously deemed uncollectible following the events of September 11, 2001 and therefore, treated as a special item at that time.

(b)	For the nine months ended September 30, 2004, this represents an adjustment to the Company’s share of costs for construction remediation efforts at a property owned by a vacation ownership unconsolidated joint venture that were previously recorded in 2002 and 2003.

(c)	Loss of $4 million and $8 million for the three and nine months ended September 30, 2004, respectively, reflects impairment charges primarily associated with the Company’s investment in a joint venture that owns a hotel managed by the Company and the renovation of a portion of the W New York for the Bliss spa. Loss for the three and nine months ended September 30, 2003 primarily represents the initial and subsequent impairment charges recorded due to the classification of a portfolio of 18 domestic non-core hotels as held for sale, 16 of which were subsequently sold in 2003.

(d)	Represents taxes on special items at the Company’s incremental tax rate.

(e)	Tax benefit of $12 million in the nine months ended September 30, 2004 reflects the favorable results of certain changes to the Federal tax rules. Tax benefit of $28 million for the nine months ended September 30, 2003 relates to various tax matters that were successfully settled during 2003.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Starwood will be conducting a conference call to discuss the third quarter financial results at 10:30 a.m. (EST) today. The conference call will be available through simultaneous webcast in the Investor Relations/Press Releases section of the Company’s website at www.starwood.com. A replay of the conference call will also be available from 1:30 p.m. (EST) today through Thursday, October 28 at 12:00 midnight (EST) on both the Company’s website and via telephone replay at (719) 457-0820 (access code 951844).

Definitions:

All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations. All references to “net capital expenditures” means gross capital expenditures for timeshare and fractional inventory less cash inflows from the sale of inventory and receivables. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s ability to service debt, fund capital expenditures, pay income taxes and pay cash distributions. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e. “Adjusted EBITDA” and “Adjusted EBITDA excluding assets sold in 2003”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as the special items described on page 7 of this release and/or revenues and costs and expenses from hotels sold, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. Due to recent guidance from the Securities and Exchange Commission, the Company now does not reflect such items when calculating EBITDA, however the Company continues to adjust for these special items and refers to this measure as Adjusted EBITDA. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding hotels sold to date and under significant renovation or for which comparable results are not available. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

All references to contract sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with more than 750 properties in more than 80 countries and 110,000 employees at its owned and managed properties. With internationally renowned brands, Starwood is a fully integrated owner, operator and franchisor of hotels and resorts including: St. Regis®, The Luxury Collection®, Sheraton®, Westin®, Four Points® by Sheraton, W® brands, as well as Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwood.com.

(Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the timing and robustness of a recovery from the current global economic downturn, the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate and the hotel and vacation ownership businesses, operating risks associated with the hotel and vacation ownership businesses, relationships with associates, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions, and other circumstances and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per Share data)

Three Months Ended				Nine Months Ended
September 30,				September 30,
2004	2003	% Variance		2004	2003	% Variance
			Revenues
$811	$735	10.3	Owned, leased and consolidated joint venture hotels	$2,448	$2,288	7.0
175	129	35.7	Vacation ownership sales and services	443	327	35.5
105	68	54.4	Management fees, franchise fees and other income	299	184	62.5
245	204	20.1	Other revenues from managed and franchised properties(a)	736	634	16.1

1,336	1,136	17.6		3,926	3,433	14.4
			Costs and Expenses
617	577	(6.9)	Owned, leased and consolidated joint venture hotels	1,864	1,781	(4.7)
132	98	(34.7)	Vacation ownership	334	252	(32.5)
74	45	(64.4)	Selling, general, administrative and other	244	159	(53.5)
(37)	(1)	n/m	Restructuring and other special credits, net	(37)	(1)	n/m
103	100	(3.0)	Depreciation	306	309	1.0
4	4	—	Amortization	13	14	7.1
245	204	(20.1)	Other expenses from managed and franchised properties(a)	736	634	(16.1)

1,138	1,027	(10.8)		3,460	3,148	(9.9)
198	109	81.7	Operating income	466	285	63.5
3	1	n/m	Gain on sale of VOI notes receivable	11	6	83.3
6	2	n/m	Equity earnings from unconsolidated ventures	22	10	n/m
(64)	(69)	7.2	Interest expense, net of interest income of $1, $2, $2 and $3 (b)	(193)	(219)	11.9
(4)	(3)	(33.3)	Loss on asset dispositions and impairments, net	(8)	(179)	95.5

			Income (loss) from continuing operations before taxes and
139	40	n/m	minority equity	298	(97)	n/m
(34)	7	n/m	Income tax benefit (expense)	(41)	113	n/m
—	—	—	Minority equity in net loss	1	1	—

105	47	n/m	Income from continuing operations	258	17	n/m
			Discontinued operations:
—	—	—	Loss from operations, net of taxes of $0, $0, $0 and $1 (c)	—	(1)	n/m
2	1	n/m	Gain on disposition (d)	37	206	(82.0)

$107	$48	n/m	Net income	$295	$222	32.9

			Earnings Per Share — Basic
$0.51	$0.23	n/m	Continuing operations	$1.25	$0.09	n/m
0.01	0.01	—	Discontinued operations	0.18	1.01	(82.2)

$0.52	$0.24	n/m	Net income	$1.43	$1.10	30.0

			Earnings Per Share — Diluted
$0.49	$0.23	n/m	Continuing operations	$1.21	$0.08	n/m
0.01	—	n/m	Discontinued operations	0.17	1.00	(83.0)

$0.50	$0.23	n/m	Net income	$1.38	$1.08	27.8

208	203		Weighted average number of Shares	207	202

215	208		Weighted average number of Shares assuming dilution	214	205

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

(b)	Interest expense is net of $0 million of discontinued operations allocations for the three and nine month periods ended September 30, 2004 and $0 and $7 million for the three and nine month periods ended September 30, 2003, respectively.

(c)	For 2003, the Hotel Principe di Savoia in Milan, Italy (“Principe”) is reported as a discontinued operation as a result of the sale of this hotel in June 2003 with no continuing involvement.

(d)	2004 and 2003 activity primarily represents the reversal of reserves that are no longer required as the related contingencies have been resolved and the favorable resolution of certain tax matters related to the 1999 divestiture of the Company’s gaming business. Also includes a $194 million (pre-tax) gain in the nine months ended September 30, 2003 recorded in connection with the sale of the Principe in June 2003.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	September 30,	December 31,
	2004	2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$231	$427
Restricted cash	189	81
Accounts receivable, net of allowance for doubtful accounts of $56 and $53	438	418
Inventories	320	232
Prepaid expenses and other	177	104

Total current assets	1,355	1,262
Investments	463	415
Plant, property and equipment, net	6,944	7,106
Goodwill and intangible assets, net	2,509	2,488
Other assets (a)	737	623

	$12,008	$11,894

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$243	$233
Accounts payable	154	171
Accrued expenses	688	836
Accrued salaries, wages and benefits	270	228
Accrued taxes and other	182	176

Total current liabilities	1,537	1,644
Long-term debt (b)	4,258	4,393
Deferred income taxes	840	898
Other liabilities	655	574

	7,290	7,509

Minority interest	27	28

Exchangeable units and Class B preferred shares, at redemption value of $38.50	—	31

Commitments and contingencies
Stockholders’ equity:
Class A exchangeable preferred shares of the Trust; $0.01 par value; authorized 30,000,000 shares; outstanding 597,983 and 480,880 shares at September 30, 2004 and December 31, 2003, respectively	—	—
Corporation common stock; $0.01 par value; authorized 1,050,000,000 shares; outstanding 205,944,530 and 201,812,126 shares at September 30, 2004 and December 31, 2003, respectively	2	2
Trust Class B shares of beneficial interest; $0.01 par value; authorized 1,000,000,000 shares; outstanding 205,944,530 and 201,812,126 shares at September 30, 2004 and December 31, 2003, respectively	2	2
Additional paid-in capital	5,043	4,952
Deferred compensation	(18)	(9)
Accumulated other comprehensive loss	(346)	(334)
Retained earnings (accumulated deficit)	8	(287)

Total stockholders’ equity	4,691	4,326

	$12,008	$11,894

(a)	Includes restricted cash of $108 million and $19 million at September 30, 2004 and December 31, 2003, respectively.

(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $414 million and $410 million at September 30, 2004 and December 31, 2003, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Historical Data
(In millions)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%				%
2004	2003	Variance		2004	2003	Variance
			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$107	$48	n/m	Net income	$295	$222	32.9
68	76	(10.5)	Interest expense(a)	209	242	(13.6)
35	(7)	n/m	Income tax (benefit) expense(b)	8	(72)	n/m
111	107	3.7	Depreciation(c)	330	330	—
6	5	20.0	Amortization (d)	18	18	—

327	229	42.8	EBITDA	860	740	16.2
—	3	n/m	Adjustment to costs associated with construction remediation	(4)	3	n/m
4	3	33.3	Loss on asset dispositions and impairments, net	8	179	(95.5)
(37)	(1)	n/m	Restructuring and other special credits, net	(37)	(1)	n/m
(3)	(1)	n/m	Discontinued operations(e)	(4)	(254)	98.4

291	233	24.9	Adjusted EBITDA	823	667	23.4
			Hotels Sold in 2003 (20 hotels) (f)
—	(7)	n/m	Revenues	—	(110)	n/m
—	6	n/m	Costs and expenses	—	89	n/m

$291	$232	25.4	Adjusted EBITDA excluding assets sold in 2003	$823	$646	27.4

(a)	Includes $3, $5, $14 and $13 million of interest expense related to unconsolidated joint ventures for the three months ended September 30, 2004 and 2003 and the nine months ended September 30, 2004 and 2003, respectively. Also includes $0 and $7 million of interest expense allocated to discontinued operations for the three and nine months ended September 30, 2003, respectively. No interest expense was allocated to discontinued operations in 2004.

(b)	Includes $1, $0, $(33) and $41 million of tax (benefit) expense recorded in discontinued operations for the three months ended September 30, 2004 and 2003 and for the nine months ended September 30, 2004 and 2003, respectively.

(c)	Includes $8, $7, $24 and $20 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended September 30, 2004 and 2003 and the nine months ended September 30, 2004 and 2003, respectively. Also includes $1 million of depreciation expense included in discontinued operations for the nine months ended September 30, 2003. No depreciation expense was allocated to discontinued operations in the third quarter of 2003 or in 2004.

(d)	Includes $2, $1, $5 and $4 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended September 30, 2004 and 2003 and the nine months ended September 30, 2004 and 2003, respectively.

(e)	Excludes the interest expense, taxes, and depreciation balances already added back as noted in (a), (b) and (c) above.

(f)	Represents 20 hotels (excluding the Principe which is reported in discontinued operations) that were sold in 2003. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2003.

Three Months Ended			Nine Months Ended
September 30,			September 30,
2004	2003		2004	2003
		Cash Flow Data
$107	$48	Net income	$295	$222
		Exclude:
(2)	(1)	Discontinued operations, net	(37)	(205)

105	47	Income from continuing operations	258	17
(67)	64	(Increase) decrease in restricted cash	(197)	13
157	178	Adjustments to income from continuing operations, changes in working capital and other	315	471

195	289	Cash from continuing operations	376	501
—	—	Cash from discontinued operations	1	10

$195	$289	Cash from operating activities	$377	$511

$(80)	$308	Cash from (used for) investing activities	$(324)	$837

$(50)	$(132)	Cash used for financing activities	$(251)	$(678)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations – Future Performance
(In millions)

Twelve Months
Ended
December 31,
2004
Income from continuing operations before special items	$317
Special items – after-tax (see page 7)	33

Income from continuing operations	$350

EPS from continuing operations before special items	$1.48
Special items – after-tax (see page 7)	.15

EPS from continuing operations	$1.63

	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended
	December 31, 2004	December 31, 2004	December 31, 2005
Net income	$92	$387	$390
Interest expense	73	282	292
Income tax expense	22	30	138
Depreciation and amortization	120	468	480

EBITDA	$307	$1,167	$1,300
Loss on asset dispositions and impairments, net	—	8	—
Discontinued operations	—	(4)	—
Restructuring and other special credits, net	—	(37)	—
Adjustment to costs associated with construction remediation	—	(4)	—

Adjusted EBITDA	$307	$1,130	$1,300

Twelve Months
Ended
December 31, 2003
Net income	$309
Interest expense	312
Income tax benefit	(73)
Depreciation	438
Amortization	26

EBITDA	1,012
Loss on asset dispositions and impairments, net	183
Discontinued operations	(252)
Restructuring and other special credits, net	(9)
Costs associated with construction remediation	4

Adjusted EBITDA	938
Hotels sold in 2003
Revenues	(110)
Costs and expenses	89

Adjusted EBITDA excluding hotels sold in 2003	$917

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses
(In millions)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%	Same Store Owned Hotels (1)			%
2004	2003	Variance	Worldwide	2004	2003	Variance

			Revenue
$792	$716	10.6	Same Store Owned Hotels	$2,403	$2,147	11.9
—	7	n/m	Hotels Sold or Closed in 2003 (23 hotels)	—	110	n/m
14	7	n/m	Hotels without Comparable Results (2 hotels)	39	23	69.6
5	5	—	Other ancillary hotel operations	6	8	(25.0)

$811	$735	10.3	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$2,448	$2,288	7.0
			Costs and Expenses
$603	$563	(7.1)	Same Store Owned Hotels	$1,829	$1,667	(9.7)
1	6	83.3	Hotels Sold or Closed in 2003 (23 hotels)	1	92	98.9
12	6	n/m	Hotels without Comparable Results (2 hotels)	30	17	(76.5)
1	2	50.0	Other ancillary hotel operations	4	5	20.0

$617	$577	(6.9)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$1,864	$1,781	(4.7)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%	Same Store Owned Hotels			%
2004	2003	Variance	North America	2004	2003	Variance

			Revenue
$567	$514	10.3	Same Store Owned Hotels	$1,742	$1,577	10.5
—	7	n/m	Hotels Sold or Closed in 2003 (17 hotels)	—	98	n/m
14	7	n/m	Hotels without Comparable Results (2 hotels)	39	23	69.6

$581	$528	10.0	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,781	$1,698	4.9
			Costs and Expenses
$435	$410	(6.1)	Same Store Owned Hotels	$1,330	$1,232	(8.0)
1	6	83.3	Hotels Sold or Closed in 2003 (17 hotels)	1	76	98.7
12	6	n/m	Hotels without Comparable Results (2 hotels)	30	17	(76.5)

			Total Owned, Leased and Consolidated Joint Venture
$448	$422	(6.2)	Hotels Costs and Expenses	$1,361	$1,325	(2.7)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%	Same Store Owned Hotels			%
2004	2003	Variance	International	2004	2003	Variance

			Revenue
$225	$202	11.4	Same Store Owned Hotels	$661	$570	16.0
—	—	—	Hotels Sold or Closed in 2003 (6 hotels)	—	12	n/m
5	5	—	Other ancillary hotel operations	6	8	(25.0)

$230	$207	11.1	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$667	$590	13.1
			Costs and Expenses
$168	$153	(9.8)	Same Store Owned Hotels	$499	$435	(14.7)
—	—	—	Hotels Sold or Closed in 2003 (6 hotels)	—	16	n/m
1	2	50.0	Other ancillary hotel operations	4	5	20.0

			Total Owned, Leased and Consolidated Joint Venture
$169	$155	(9.0)	Hotels Costs and Expenses	$503	$456	(10.3)

(1)	Same Store Owned Hotel Results exclude 23 hotels sold or closed in 2003 and 2 hotels without comparable results.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store Owned Hotels (1)
For the Three Months Ended September 30, 2004
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL (2)
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.
	139 Hotels			94 Hotels			45 Hotels

SAME STORE OWNED HOTELS
REVPAR ($)	111.15	98.98	12.3%	110.11	98.20	12.1%	114.06	101.16	12.8%
ADR ($)	155.55	144.06	8.0%	148.85	137.18	8.5%	177.06	166.90	6.1%
OCCUPANCY (%)	71.5%	68.7%	2.8	74.0%	71.6%	2.4	64.4%	60.6%	3.8
		60			36			24

SHERATON
REVPAR ($)	93.60	80.62	16.1%	101.11	86.17	17.3%	79.18	69.97	13.2%
ADR ($)	133.09	121.69	9.4%	135.72	121.49	11.7%	127.03	122.17	4.0%
OCCUPANCY (%)	70.3%	66.3%	4.0	74.5%	70.9%	3.6	62.3%	57.3%	5.0
		36			22			14

WESTIN
REVPAR ($)	120.07	111.57	7.6%	106.35	99.67	6.7%	163.32	149.03	9.6%
ADR ($)	164.36	152.92	7.5%	141.36	132.22	6.9%	246.80	228.23	8.1%
OCCUPANCY (%)	73.1%	73.0%	0.1	75.2%	75.4%	(0.2)	66.2%	65.3%	0.9
		10			4			6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	210.74	184.56	14.2%	165.09	149.81	10.2%	290.39	245.19	18.4%
ADR ($)	350.51	327.79	6.9%	282.88	266.78	6.0%	459.46	433.44	6.0%
OCCUPANCY (%)	60.1%	56.3%	3.8	58.4%	56.2%	2.2	63.2%	56.6%	6.6
		12			12

W
REVPAR ($)	152.28	142.52	6.8%	152.28	142.52	6.8%
ADR ($)	203.47	192.61	5.6%	203.47	192.61	5.6%
OCCUPANCY (%)	74.8%	74.0%	0.8	74.8%	74.0%	0.8
		21			20			1

OTHER
REVPAR ($)	93.34	79.68	17.1%	92.88	79.16	17.3%	96.62	83.44	15.8%
ADR ($)	125.05	114.03	9.7%	126.82	116.88	8.5%	114.35	97.57	17.2%
OCCUPANCY (%)	74.6%	69.9%	4.7	73.2%	67.7%	5.5	84.5%	85.5%	(1.0)

(1)	Hotel Results exclude 15 hotels sold or closed subsequent to June 30, 2003 and 2 hotels without comparable results

(2)	See next page for breakdown by division

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store Owned Hotels (1)
For the Three Months Ended September 30, 2004
UNAUDITED

	EUROPE			LATIN AMERICA			ASIA PACIFIC
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.
	29 Hotels			12 Hotels			4 Hotels

SAME STORE OWNED HOTELS
REVPAR ($)	159.97	143.45	11.5%	52.37	44.84	16.8%	109.03	94.65	15.2%
ADR ($)	241.30	227.76	5.9%	91.78	88.77	3.4%	139.44	117.91	18.3%
OCCUPANCY (%)	66.3%	63.0%	3.3	57.1%	50.5%	6.6	78.2%	80.3%	(2.1)
		12			9			3

SHERATON
REVPAR ($)	104.39	93.83	11.3%	47.00	40.47	16.1%	116.63	101.53	14.9%
ADR ($)	151.98	147.41	3.1%	87.78	87.22	0.6%	156.93	131.78	19.1%
OCCUPANCY (%)	68.7%	63.7%	5.0	53.5%	46.4%	7.1	74.3%	77.0%	(2.7)
		11			3

WESTIN
REVPAR ($)	196.51	181.26	8.4%	75.56	63.76	18.5%
ADR ($)	307.66	282.51	8.9%	104.58	93.32	12.1%
OCCUPANCY (%)	63.9%	64.2%	(0.3)	72.3%	68.3%	4.0
		6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	290.39	245.19	18.4%
ADR ($)	459.46	433.44	6.0%
OCCUPANCY (%)	63.2%	56.6%	6.6
								1

OTHER
REVPAR ($)							96.62	83.44	15.8%
ADR ($)							114.35	97.57	17.2%
OCCUPANCY (%)							84.5%	85.5%	(1.0)

(1)	Hotel Results exclude 15 hotels sold or closed subsequent to June 30, 2003 and 2 hotels without comparable results

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store Owned Hotels (1)
For the Three Months Ended September 30, 2004
UNAUDITED ($ thousands)

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL (2)
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.
	139 Hotels			94 Hotels			45 Hotels

SAME STORE OWNED HOTELS
Total REVENUE	791,894	715,902	10.6%	566,728	513,495	10.4%	225,166	202,407	11.2%
Total EXPENSE(3)	603,176	563,210	(7.1%)	435,994	410,947	(6.1%)	167,182	152,263	(9.8%)
		60			36			24

SHERATON
REVENUE	321,157	279,351	15.0%	218,599	186,908	17.0%	102,558	92,443	10.9%
EXPENSE	240,431	218,690	(9.9%)	162,349	149,084	(8.9%)	78,082	69,606	(12.2%)
		36			22			14

WESTIN
REVENUE	242,290	226,279	7.1%	160,115	150,898	6.1%	82,175	75,381	9.0%
EXPENSE	181,798	172,351	(5.5%)	121,931	116,316	(4.8%)	59,867	56,035	(6.8%)
		10			4			6

ST. REGIS/LUXURY COLLECTION
REVENUE	76,771	68,170	12.6%	44,330	40,508	9.4%	32,441	27,662	17.3%
EXPENSE	62,866	59,726	(5.3%)	41,072	39,792	(3.2%)	21,794	19,934	(9.3%)
		12			12

W(3)
REVENUE	87,379	84,152	3.8%	87,379	84,152	3.8%
EXPENSE	70,369	67,801	(3.8%)	70,369	67,801	(3.8%)
		21			20			1

OTHER
REVENUE	64,297	57,950	11.0%	56,305	51,029	10.3%	7,992	6,921	15.5%
EXPENSE	47,712	44,642	(6.9%)	40,273	37,954	(6.1%)	7,439	6,688	(11.2%)

(1)	Hotel Results exclude 15 hotels sold or closed subsequent to June 30, 2003 and 2 hotels without comparable results

(2)	See next page for breakdown by division

(3)	Includes lease expense of $4,288 in 2004 and 2003 related to the lease of the W Times Square in New York

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store Owned Hotels (1)
For the Three Months Ended September 30, 2004
UNAUDITED ($ thousands)

	EUROPE			LATIN AMERICA			ASIA PACIFIC
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.
	29 Hotels			12 Hotels			4 Hotels

SAME STORE OWNED HOTELS
Total REVENUE	157,463	142,262	10.7%	40,109	34,927	14.8%	27,594	25,218	9.4%
Total EXPENSE	116,320	107,361	(8.3%)	30,576	25,752	(18.7%)	20,286	19,150	(5.9%)
		12			9			3

SHERATON
REVENUE	54,389	49,354	10.2%	28,567	24,792	15.2%	19,602	18,297	7.1%
EXPENSE	43,758	39,242	(11.5%)	21,477	17,902	(20.0%)	12,847	12,462	(3.1%)
		11			3

WESTIN
REVENUE	70,633	65,246	8.3%	11,542	10,135	13.9%
EXPENSE	50,768	48,185	(5.4%)	9,099	7,850	(15.9%)
		6

ST. REGIS/LUXURY COLLECTION
REVENUE	32,441	27,662	17.3%
EXPENSE	21,794	19,934	(9.3%)
								1

OTHER
REVENUE							7,992	6,921	15.5%
EXPENSE							7,439	6,688	(11.2%)

(1)	Hotel Results exclude 15 hotels sold or closed subsequent to June 30, 2003 and 2 hotels without comparable results

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store Owned Hotels (1)
For the Nine Months Ended September 30, 2004
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL(2)
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.
	139 Hotels			94 Hotels			45 Hotels

SAME STORE OWNED HOTELS
REVPAR ($)	109.56	96.38	13.7%	108.67	96.58	12.5%	112.09	95.79	17.0%
ADR ($)	159.04	148.91	6.8%	152.89	144.19	6.0%	178.68	164.30	8.8%
OCCUPANCY (%)	68.9%	64.7%	4.2	71.1%	67.0%	4.1	62.7%	58.3%	4.4
		60			36			24

SHERATON
REVPAR ($)	91.31	77.87	17.3%	96.81	82.75	17.0%	80.67	68.43	17.9%
ADR ($)	134.91	125.15	7.8%	136.08	126.33	7.7%	132.28	122.46	8.0%
OCCUPANCY (%)	67.7%	62.2%	5.5	71.1%	65.5%	5.6	61.0%	55.9%	5.1
		36			22			14

WESTIN
REVPAR ($)	120.30	110.91	8.5%	107.99	100.86	7.1%	159.73	143.31	11.5%
ADR ($)	167.14	157.91	5.8%	145.59	139.22	4.6%	245.92	227.13	8.3%
OCCUPANCY (%)	72.0%	70.2%	1.8	74.2%	72.4%	1.8	65.0%	63.1%	1.9
		10			4			6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	229.37	199.56	14.9%	213.63	192.63	10.9%	256.82	211.64	21.3%
ADR ($)	373.19	352.03	6.0%	330.39	317.64	4.0%	459.62	425.13	8.1%
OCCUPANCY (%)	61.5%	56.7%	4.8	64.7%	60.6%	4.1	55.9%	49.8%	6.1
		12			12

W
REVPAR ($)	152.24	136.69	11.4%	152.24	136.69	11.4%
ADR ($)	209.27	197.47	6.0%	209.27	197.47	6.0%
OCCUPANCY (%)	72.7%	69.2%	3.5	72.7%	69.2%	3.5
		21			20			1

OTHER
REVPAR ($)	80.00	68.09	17.5%	77.31	68.07	13.6%	98.90	68.19	45.0%
ADR ($)	120.58	110.36	9.3%	120.87	114.11	5.9%	119.00	89.13	33.5%
OCCUPANCY (%)	66.3%	61.7%	4.6	64.0%	59.7%	4.3	83.1%	76.5%	6.6

(1)	Hotel Results exclude 23 hotels sold or closed in 2003 and 2 hotels without comparable results

(2)	See next page for breakdown by division

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store Owned Hotels(1)
For the Nine Months Ended September 30, 2004
UNAUDITED

	EUROPE			LATIN AMERICA			ASIA PACIFIC
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.
	29 Hotels			12 Hotels			4 Hotels

SAME STORE OWNED HOTELS
REVPAR ($)	152.34	132.86	14.7%	59.67	51.49	15.9%	105.21	77.53	35.7%
ADR ($)	243.98	224.32	8.8%	101.32	97.61	3.8%	140.28	109.80	27.8%
OCCUPANCY (%)	62.4%	59.2%	3.2	58.9%	52.7%	6.2	75.0%	70.6%	4.4
		12			9			3

SHERATON
REVPAR ($)	104.87	91.56	14.5%	52.06	44.32	17.5%	109.09	83.30	31.0%
ADR ($)	163.20	151.14	8.0%	93.39	90.73	2.9%	155.75	124.39	25.2%
OCCUPANCY (%)	64.3%	60.6%	3.7	55.7%	48.8%	6.9	70.0%	67.0%	3.0
		11			3

WESTIN
REVPAR ($)	185.69	166.07	11.8%	92.53	83.14	11.3%
ADR ($)	299.29	274.54	9.0%	127.66	118.80	7.5%
OCCUPANCY (%)	62.0%	60.5%	1.5	72.5%	70.0%	2.5
		6

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	256.82	211.64	21.3%
ADR ($)	459.62	425.13	8.1%
OCCUPANCY (%)	55.9%	49.8%	6.1
								1

OTHER
REVPAR ($)							98.90	68.19	45.0%
ADR ($)							119.00	89.13	33.5%
OCCUPANCY (%)							83.1%	76.5%	6.6

(1)	Hotel Results exclude 23 hotels sold or closed in 2003 and 2 hotels without comparable results

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store Owned Hotels(1)
For the Nine Months Ended September 30, 2004
UNAUDITED ($ thousands)

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL(2)
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.
	139 Hotels			94 Hotels			45 Hotels

SAME STORE OWNED HOTELS
Total REVENUE	2,402,968	2,146,746	11.9%	1,741,869	1,576,668	10.5%	661,099	570,078	16.0%
Total EXPENSE(3)	1,828,765	1,666,799	(9.7%)	1,330,283	1,232,347	(7.9%)	498,482	434,452	(14.7%)
		60			36			24

SHERATON
REVENUE	961,069	828,052	16.1%	651,621	561,784	16.0%	309,448	266,268	16.2%
EXPENSE	723,315	642,639	(12.6%)	491,234	441,352	(11.3%)	232,081	201,287	(15.3%)
		36			22			14

WESTIN
REVENUE	747,143	689,552	8.4%	506,254	475,222	6.5%	240,889	214,330	12.4%
EXPENSE	554,577	512,799	(8.1%)	373,866	352,280	(6.1%)	180,711	160,519	(12.6%)
		10			4			6

ST. REGIS/LUXURY COLLECTION
REVENUE	262,885	233,972	12.4%	176,056	161,297	9.2%	86,829	72,675	19.5%
EXPENSE	202,269	188,574	(7.3%)	138,776	132,762	(4.5%)	63,493	55,812	(13.8%)
		12			12

W(3)
REVENUE	261,141	240,753	8.5%	261,141	240,753	8.5%
EXPENSE	209,986	196,222	(7.0%)	209,986	196,222	(7.0%)
		21			20			1

OTHER
REVENUE	170,730	154,417	10.6%	146,797	137,612	6.7%	23,933	16,805	42.4%
EXPENSE	138,618	126,565	(9.5%)	116,421	109,731	(6.1%)	22,197	16,834	(31.9%)

(1)	Hotel Results exclude 23 hotels sold or closed in 2003 and 2 hotels without comparable results

(2)	See next page for breakdown by division

(3)	Includes lease expense of $12,863 in 2004 and 2003 related to the lease of the W Times Square in New York

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotel Results — Same Store Owned Hotels(1)
For the Nine Months Ended September 30, 2004
UNAUDITED ($ thousands)

	EUROPE			LATIN AMERICA			ASIA PACIFIC
	2004	2003	Var.	2004	2003	Var.	2004	2003	Var.
	29 Hotels			12 Hotels			4 Hotels

SAME STORE OWNED HOTELS
Total REVENUE	449,768	393,405	14.3%	132,635	116,059	14.3%	78,696	60,614	29.8%
Total EXPENSE	349,043	306,235	(14.0%)	89,809	79,132	(13.5%)	59,630	49,085	(21.5%)
		12			9			3

SHERATON
REVENUE	163,762	143,839	13.9%	90,923	78,620	15.6%	54,763	43,809	25.0%
EXPENSE	132,612	114,298	(16.0%)	62,036	54,738	(13.3%)	37,433	32,251	(16.1%)
		11			3

WESTIN
REVENUE	199,177	176,891	12.6%	41,712	37,439	11.4%
EXPENSE	152,938	136,125	(12.4%)	27,773	24,394	(13.9%)
		6

ST. REGIS/LUXURY COLLECTION
REVENUE	86,829	72,675	19.5%
EXPENSE	63,493	55,812	(13.8%)
								1

OTHER
REVENUE							23,933	16,805	42.4%
EXPENSE							22,197	16,834	(31.9%)

(1)	Hotel Results exclude 23 hotels sold or closed in 2003 and 2 hotels without comparable results

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Debt Portfolio Summary
As of September 30, 2004
UNAUDITED

	Interest	Balance		Interest	Avg Maturity
Debt	Terms	(in millions)	% of Portfolio	Rate	(in years)
Floating Rate Debt:
Senior credit facility
Revolving credit facility	Various + 125	$11	—	3.62%	2.0
Term loan	LIBOR + 125	575	13%	3.05%	1.7

		586	13%	3.06%	1.7
Mortgages and other	Various	208	4%	5.32%	1.1
Interest rate swaps	LIBOR + 423	300	7%	6.25%

Total Floating		1,094	24%	4.36%	1.6
Fixed Rate Debt:
Sheraton Holding public debt (1)		1,061	24%	6.00%	8.2
Senior notes (2)		1,519	34%	6.70%	5.2
Convertible debt - Series B		20	—	3.25%	2.0 (3)
Convertible debt - 2003		360	8%	3.50%	1.6
Mortgages and other		747	17%	7.24%	6.4
Interest rate swaps		(300)	(7%)	7.88%

Total Fixed		3,407	76%	6.08%	5.9

Total Debt		$4,501	100%	5.67%	5.1

Maturities (in millions)
<1 year	$243
1-3 years	2,169
3-5 years	472
>5 years	1,617

$4,501

(1) Balance consists of outstanding public debt of $1.047 billion and a $14 million fair value adjustment related to the unamortized gain on fixed to floating interest rate swaps terminated in September 2002 and March 2004.

(2) Balance consists of outstanding public debt of $1.496 billion and a $37 million fair value adjustment related to the unamortized gain on fixed to floating interest rate swaps terminated in September 2002 and March 2004 and a ($14) million fair value adjustment related to current fixed to floating interest rate swaps.

(3) Average maturity reflects the maturity date of the revolving credit facility which would be used to refinance the amount put to the Company.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of September 30, 2004
UNAUDITED ($ millions)

Properties without comparable results in 2004:

Property	Location
Sheraton Kauai	Koloa, HI
St. Regis Aspen	Aspen, CO

Properties sold or closed in 2003:

Property	Location
Lenox Inn	Atlanta, GA
Sheraton Mofarrej	Sao Paulo, Brazil
Hotel Cala di Volpe	Costa Smeralda, Italy
Hotel Pitrizza	Costa Smeralda, Italy
Hotel Romazzino	Costa Smeralda, Italy
Cervo Hotel & Conference Center	Costa Smeralda, Italy
Hotel Principe di Savoia	Milan, Italy
Hilton Novi	Novi, MI
Westin Southfield	Southfield, MI
Residence Inn Tyson’s Corner	Vienna, VA
Sheraton Buckhead	Atlanta, GA
Sheraton College Park	Beltsville, MD
Sheraton Chicago Northwest	Arlington Heights, IL
Sheraton Norfolk	Norfolk, VA
Hilton Sonoma County	Santa Rosa, CA
Westin Stamford	Stamford, CT
Wayfarer Inn	Bedford, NH
Sheraton Ferncroft	Danvers, MA
Sheraton Danbury	Danbury, CT
Sheraton Gainesville	Gainesville, FL
Baltimore Marriott	Baltimore, MD
Arlington Marriott	Arlington, VA
North Charleston Sheraton	Charleston, SC

Selected Balance Sheet and Cash Flow Items:

Cash and cash equivalents (including total restricted cash of $297 million)	$528
Debt level	$4,501

Revenues and Expenses Associated with Assets Sold in 2003 (1):

	Q1	Q2	Q3	Q4	Full Year
2003
Revenues	$42	$61	$7	$—	$110
Expenses	$38	$45	$6	$—	$89

(1)	Results consist of 20 hotels (excludes the Hotel Principe di Savoia reported in discontinued operations) that were sold in 2003. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2003.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three and Nine Months Ended September 30, 2004
UNAUDITED ($ millions)

	QTD	YTD
Capital Expenditures:
Owned, Leased and Consolidated Joint Venture Hotels	$54	$154
Corporate/IT	10	26

Subtotal	64	180
Vacation Ownership Capital Expenditures:
Capital expenditures (includes land acquisition)	11	19
Inventory	37	74

Subtotal	48	93
Development Capital	55	211

Total Capital Expenditures	$167	$484

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Summary of Portfolio by Properties & Rooms
As of September 30, 2004
UNAUDITED

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	37	16,483	12	3,468	7	3,573	3	1,028	59	24,552
Westin	22	10,352	11	2,385	3	901	—	—	36	13,638
Four Points	7	1,362	—	—	—	—	1	630	8	1,992
W	12	4,344	—	—	—	—	—	—	12	4,344
Luxury Collection	1	654	5	638	2	320	—	—	8	1,612
St. Regis	4	890	1	161	—	—	—	—	5	1,051
Other	13	3,041	—	—	—	—	—	—	13	3,041

Total Owned	96	37,126	29	6,652	12	4,794	4	1,658	141	50,230
Managed & UJV
Sheraton	41	19,939	75	21,708	10	1,911	48	17,333	174	60,891
Westin	38	21,454	6	1,464	—	—	12	4,912	56	27,830
Four Points	14	3,188	6	903	1	128	2	207	23	4,426
W	4	750	—	—	1	237	2	353	7	1,340
Luxury Collection	6	1,393	6	942	7	158	—	—	19	2,493
St. Regis	2	697	1	95	—	—	2	591	5	1,383
Other	1	2,567	1	405	—	—	2	315	4	3,287

Total Managed & UJV	106	49,988	95	25,517	19	2,434	68	23,711	288	101,650
Franchised
Sheraton	109	35,213	30	7,267	3	1,074	16	5,445	158	48,999
Westin	18	7,302	3	1,127	3	598	5	1,226	29	10,253
Four Points	87	15,758	10	1,376	8	1,261	1	126	106	18,521
Luxury Collection	2	351	11	1,291	—	—	—	—	13	1,642

Total Franchised	216	58,624	54	11,061	14	2,933	22	6,797	306	79,415
Systemwide
Sheraton	187	71,635	117	32,443	20	6,558	67	23,806	391	134,442
Westin	78	39,108	20	4,976	6	1,499	17	6,138	121	51,721
Four Points	108	20,308	16	2,279	9	1,389	4	963	137	24,939
W	16	5,094	—	—	1	237	2	353	19	5,684
Luxury Collection	9	2,398	22	2,871	9	478	—	—	40	5,747
St. Regis	6	1,587	2	256	—	—	2	591	10	2,434
Other	14	5,608	1	405	—	—	2	315	17	6,328

Total Systemwide	418	145,738	178	43,230	45	10,161	94	32,166	735	231,295